Exhibit 99.1

FOR IMMEDIATE RELEASE

Jeffrey L. Ott Joins ClearSign Board of Directors

SEATTLE, February 10, 2015 – ClearSign Combustion Corporation (NASDAQ: CLIR), an emerging leader in combustion and emissions control technology for industrial, commercial and utility markets, today announced the appointment of Jeffrey L. Ott as an independent director of the Company, effective immediately.

Mr. Ott is the President and Chief Executive Officer of Quest Integrity Group, LLC, a platform company and a subsidiary of Team, Inc. (NYSE:TISI), with operations in advanced inspection and engineering assessment of critical energy infrastructure in the process, pipeline, production and power sectors.

"Jeff's broad experience in the energy industry along with his depth of knowledge in investment banking will add a valuable perspective to our Board of Directors," said Stephen E. Pirnat, ClearSign Chairman and CEO. "We appreciate his willingness to serve as a director and look forward to benefitting from his judgment and counsel."

Mr. Ott has been involved with high-growth, industrial technology companies for over 25 years as an investor, director, advisor, and financier. His industry focus has included energy, automotive performance, software, process controls and NDT/E instrumentation. As a general partner at Gryphon Investors, he was responsible for managing the group's middle market-focused technology investment interests. Mr. Ott previously managed the west coast private equity effort and technology investments as a general partner at Deutsche Bank Capital Partners and prior to that, led the global convertible and equity-linked capital markets effort for Bankers Trust. He began his career as an engineer in the Operations Analysis group at Rockwell International's North American Aircraft. Mr. Ott holds a B.S. in Engineering Management and Operations Research from Southern Methodist University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our patent-pending Duplex™ and Electrodynamic Combustion Control™ platform technologies improve control of flame shape and heat transfer and optimize the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

Cautionary note on forward-looking statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the completion, timing and size of the proposed public offering. Such forward looking statements involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. Such statements involve known and unknown risks that relate to future events or future financial performance and the actual results could differ materially from those discussed in this communication. There can be no assurance that ClearSign will be able to complete the proposed public offering. Risks and uncertainties that may cause ClearSign’s actual results to differ materially from those discussed in this communication can be found in the “Risk Factors” section of ClearSign’s Form 10-K, Forms 10-Q and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and ClearSign assumes no responsibility to update or revise any forward-looking statements contained in this communication to reflect events, trends or circumstances after the date of this communication.

For further information:

Media:

Alberto Gestri

Antenna Group for ClearSign

+1 415-464-6319

clearsign@antennagroup.com

Investor Relations:

+1 206-673-4848

investors@clearsign.com